UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2017

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 21, 2017, Aramark Services, Inc. (the “Issuer”), an indirect wholly owned subsidiary of Aramark, issued a notice of conditional redemption pursuant to the indenture, dated as of March 7, 2013, as supplemented, among the Issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee, relating to the Issuer’s 5.75% Senior Notes due 2020 (the “2020 Notes”), notifying holders that the Issuer has elected to redeem (the “Redemption”), on March 23, 2017, the entire $228,800,000 aggregate principal amount of the 2020 Notes currently outstanding.

The Redemption is conditioned upon consummation of refinancing transactions by the Issuer, which would result in the incurrence of indebtedness yielding net proceeds that are sufficient to pay the redemption price. This condition may be waived by the Issuer in its sole discretion. In addition, the Redemption Date may, in the Issuer’s discretion, be delayed until such time as the foregoing condition is satisfied or waived.

The redemption price with respect to the 2020 Notes to be redeemed pursuant to the Redemption will be equal to 101.438% of the aggregate principal amount of such 2020 Notes, plus accrued and unpaid interest, if any, to the date of redemption.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by Aramark under the Securities Act of 1933, as amended, or under Securities Exchange Act of 1934, as amended, unless Aramark expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in Aramark’s filings with the Securities and Exchange Commission. Aramark disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

By:	/s/ Stephen P. Bramlage, Jr.
Name:	Stephen P. Bramlage, Jr.
Title:	Executive Vice President and Chief Financial Officer

February 21, 2017